Exhibit 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements (Form S-8 Nos. 333-87069-99, 333-11313-99, 333-121908, and 333-155291) of Nabors Industries, Ltd.,

(2)	Registration Statements (Form S-3 Nos. 333-159601) of Nabors Industries Ltd., and

(3)	Registration Statement (Form S-3 No. 333-136797-01) of Nabors Industries Ltd. and Nabors Industries, Inc.;
to the use of our report dated March 27, 2009, with respect to the consolidated financial statements of NFR Energy LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Houston, Texas
February 26, 2010